EXHIBIT 99.1

For Immediate Release

Maxygen Announces Joint Venture with Astellas to Develop

Protein Pharmaceuticals

-Maxygen to Contribute R&D Operations and Assets to Newly-Formed Joint Venture-

-Astellas to be Granted 3-Year Option to Acquire Joint Venture-

-Maxygen Plans Strategic Restructuring of Remaining Operations-

-Maxygen to Host Conference Call on July 1, 2009 at 4:30 p.m. ET (1:30 p.m. PT)-

REDWOOD CITY, Calif., June 30, 2009 – Maxygen, Inc. (Nasdaq: MAXY) today announced that Astellas Pharma Inc. and Maxygen have executed an agreement to establish a joint venture focused on the discovery, research and development of multiple protein pharmaceutical programs, including Maxygen’s MAXY-4 program and other early stage programs. As part of the arrangement, Maxygen will provide Astellas with an option to acquire all of Maxygen’s ownership interest in the joint venture within three years after establishment of the joint venture. The joint venture arrangement represents a significant expansion of the existing collaboration agreement between the parties for the development and commercialization of MAXY-4 program candidates for autoimmune diseases and transplant rejection.

The Joint Venture

Pursuant to the joint venture agreement, Maxygen will contribute substantially all of its programs and technology assets in protein pharmaceuticals, including its existing MAXY-4 collaboration agreement with Astellas, together with $10 million in cash, to a newly-formed joint venture in which Maxygen will have an ownership interest of approximately 83%. Astellas also will invest $10 million in the joint venture in exchange for the remaining ownership interest in the joint venture of approximately 17%. Astellas will be granted an option to acquire all of Maxygen’s ownership interest in the joint venture at specified exercise prices that will increase each quarter from $53 million to $123 million over the three-year term of the option. Grant Yonehiro, Maxygen’s Chief Business Officer, is expected to serve as chief executive officer of the joint venture.

As part of the joint venture arrangement, the joint venture and Astellas will also enter into a collaboration agreement under which Astellas will fund substantially all of the costs, estimated at up to $30 million over the three-year option term and subject to certain limitations, related to the discovery, research and development by the joint venture of multiple protein therapeutics (other than MAXY-4). Astellas will be granted an option to obtain a license to one product developed by the joint venture under this collaboration arrangement, subject to certain conditions and exercisable only if Astellas does not exercise its buy-out option during the option term. Development costs for the MAXY-4 program will be shared by Astellas and the joint venture in accordance with the existing terms of the MAXY-4 collaboration agreement.

The transactions will also include a grant by Maxygen to the joint venture of certain licenses to use its MolecularBreeding™ technology platform and ancillary protein expression technologies, subject to certain existing licenses and other limitations.

In the event Astellas does not exercise its buy-out option prior to expiration of the three-year option term, all rights to the protein therapeutics developed through the joint venture (with the exception of any product for which Astellas has exercised its license option) will be retained by the joint venture, and Astellas will be required to provide up to 18 months of transition funding to the joint venture in the form of revolving loans of up to $20 million on pre-agreed terms if the MAXY-4 collaboration agreement between the joint venture and Astellas remains in force.

The boards of directors of Astellas and Maxygen, respectively, have approved the terms of the joint venture arrangement. The consummation of this transaction is subject to customary closing conditions, including approval by Maxygen’s stockholders. The parties expect the transaction to close late in the third quarter or early in the fourth quarter of 2009.

Maxygen Strategic Reorganization

“Today’s announcement largely completes a multi-year strategic process to position Maxygen’s programs and assets in collaborations and other arrangements that are primarily supported by external parties,” said Isaac Stein, the Executive Chairman of the Board of Directors of Maxygen. “Going forward, Maxygen’s focus will be to manage these arrangements to maximize the return to our stockholders over the next few years.”

In addition to its majority ownership of the joint venture, Maxygen will continue to retain a number of significant assets, including:

•	approximately $200 million in cash;

•	its MAXY-G34 program (including the previously announced licensing arrangement with Cangene Corporation for Acute Radiation Syndrome);

•	a 22% ownership interest in Codexis, Inc. and a revenue stream from Maxygen’s biofuels license to Codexis;

•	a potential $30 million milestone payment from Bayer HealthCare LLC;

•	its MolecularBreeding™ platform and intellectual property portfolio (including certain additional fields of application of the technology platform not yet licensed); and

•	a fully funded vaccine discovery program.

As a result of this transaction, substantially all of Maxygen’s research and development operations and personnel will be transferred to the new joint venture. “We intend to restructure and downsize Maxygen’s corporate and administrative staff and expenses to best align the company’s operations with its future business needs,” said Mr. Stein. “As a part of this process and following an appropriate transition period after the closing of the joint venture transaction, we also expect Maxygen’s current senior management team – Russell Howard, Larry Briscoe and Elliot Goldstein – will be leaving the company. On behalf of the company, I would like to thank each of them for their extraordinary efforts in the development of Maxygen’s programs and to wish them the best of success in their future endeavors.”

Conference Call

We will host a conference call tomorrow, July 1, 2009, at 4:30 p.m. ET (1:30 p.m. PT) to discuss this transaction. Participants in the U.S. can access the call by dialing 800.901.5217 and using the passcode 53785247. International participants can dial 617.786.2964 and use the same passcode. A live webcast of the conference call will be available on the Maxygen web site at www.maxygen.com/webcasts.

Telephone and webcast replays of the conference call will be available until July 30, 2009. To access the telephone replay, dial 888.286.8010 (U.S.) or 617.801.6888 (international) and use the passcode 43903995. To access the webcast archive, go to www.maxygen.com/webcasts.

About Maxygen

Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs through both internal development and external collaborations and other arrangements. Maxygen uses its proprietary DNA shuffling technology and extensive protein modification expertise to pursue the creation of biosuperior proteins. For more information, please visit our website at www.maxygen.com.

About Astellas

Astellas Pharma Inc., located in Tokyo, Japan, is a pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceutical products. For more information on Astellas Pharma Inc., please visit its website at http://www.astellas.com/en/.

Additional Information and Where You Can Find It

In connection with the transaction discussed herein, Maxygen will file a proxy statement with the SEC. The proxy statement will be furnished to the stockholders of Maxygen. Investors and security holders of Maxygen are urged to read the proxy statement when it becomes available because it will contain important information about Maxygen and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Maxygen with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Maxygen by contacting Maxygen at info@maxygen.com or via telephone at (650) 298-5300. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Maxygen and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of Maxygen and their respective interests in the proposed transaction will be available in the proxy statement.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about the proposed transaction, the timing of the transaction and the potential benefits of the transaction and the strategic restructuring. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Maxygen does not receive required stockholder approval or fails to satisfy other conditions to closing, the joint venture will not be formed. Further, there is no assurance that the joint venture will be successful or that Astellas will exercise its buy-out option even if the joint venture is successful. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Maxygen stockholders to approve the formation of the joint venture and the other transactions, the failure of any other closing condition to be satisfied, unexpected delays in the formation of the joint venture, risks inherent in drug development, such as potential difficulties or delays in the development, testing, regulatory approvals, progression or production of drug compounds, the failure to develop products suitable for commercialization, the delay or suspension of predicted development and commercial timelines for any potential products, the failure to protect intellectual property portfolio and rights; the failure to identify and develop new potential products, and the risk that any compounds developed may have adverse side effects or inadequate therapeutic efficacy, and other economic, business, competitive, and/or regulatory factors affecting Maxygen’s business and the market it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

MolecularBreeding™ and Maxygen are U.S. trademarks used by Maxygen, Inc.

###

Contact Maxygen:

Linda Chrisman

+1-650-298-5351

linda.chrisman@maxygen.com